Exhibit 99.1

FOR IMMEDIATE RELEASE
August 3, 2026
For more information
Ashleigh Flower Wilshire, SVP, Head of Investor Relations
504.299.5076 or ashleigh.wilshire@hancockwhitney.com

Hancock Whitney Completes One Florida Bank Acquisition

GULFPORT, Miss. (August 3, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) (“Hancock Whitney”), announced earlier today that it has completed the acquisition of OFB Bancshares, Inc. (“OFB Bancshares”), parent company of One Florida Bank, effective August 1, 2026. The transaction was announced on May 15, 2026. The systems conversion is expected to take place in the fourth quarter of 2026.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the acquisition, including future financial and operating results, may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of business contracts acquired, the ability to retain customers and employees following closing, receipt of certain third party approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that we file with the SEC.

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